EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form SB-2 of our report dated October 21, 2002, relating to the financial statements of Games, Inc. as of and for the year ended June 30, 2002, which report includes an explanatory paragraph as to an uncertainty with respect to the Company’s ability to continue as a going concern, and to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ King Griffin & Adamson P.C

Dallas, Texas

January 23, 2004